UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 10, 2009, Post Properties, Inc. (the “Company”) announced that Thomas L. Wilkes, President of Post Apartment Management and Executive Vice President of the Company, will leave the Company, effective on December 31, 2009. Mr. Wilkes will receive compensation in accordance with the provisions regarding termination without cause or for good reason in the Amended and Restated Employment and Change in Control Agreement, dated February 11, 2008, by and among Mr. Wilkes, the Company, Post Apartment Homes, L.P. and Post Services, Inc. and filed with the Company’s current report on Form 8-K dated February 11, 2008. Mr. Wilkes’ responsibilities will be assumed by S. Jamie Teabo, Senior Vice President of Property Management, and Charles A. Konas, Executive Vice President of Construction/ Development.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1        Press Release dated November 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2009

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2009

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Index
99.1	Press Release dated November 10, 2009.

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